FOR IMMEDIATE RELEASE
April 25, 2007

For further information contact:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                     Synergy Financial Group, Inc. Announces
                          First Quarter, 2007 Earnings

Cranford,  New  Jersey,  April 25,  2007 - John S.  Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended March 31, 2007 of $841 thousand, or $0.08 per diluted share, compared to $1.049 million, or $0.10 per diluted share, for the same period last year.

Total assets were $966.5 million on March 31, 2007, a decrease of 2.0%, or $19.8 million, from $986.3 million on December 31, 2006. The decrease was primarily attributable to a decrease of $10.4 million in net loans, coupled with a decline of $8.0 million in investment securities.

Net loans decreased 1.4%, to $754.5 million, on March 31, 2007, from $765.0 million on December 31, 2006. Over the past year, the Company has reduced the origination of automobile loans and deployed its cash into higher-yielding, commercial-based products. Automobile loans declined $15.8 million from December 31, 2006, while multi-family/non-residential loans and commercial loans increased $11.5 million, collectively. On March 31, 2007, total loans were comprised of 44.1% in multi-family/non-residential loans, 17.0% in consumer loans, 16.2% in single-family real estate loans, 14.1% in home equity loans, 7.5% in commercial and industrial loans and 1.1% in construction loans.

On March 31, 2007, the allowance for loan losses was $5.9 million, compared to $6.0 million on December 31, 2006. The ratios of the allowance for loan losses to total loans and of non-

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performing  assets to total assets were 0.78% and 0.04%,  respectively,  on both
March 31, 2007 and December 31, 2006.

Deposits reached $677.7 million on March 31, 2007, an increase of $31.9 million, or 4.9%, from the $645.8 million reported on December 31, 2006. Core deposits, which consist of checking, savings, and money market accounts, increased $40.8 million, or 17.7%, while certificates of deposit decreased by $8.9 million, or 2.1%, from the $415.4 million reported at year-end 2006. During the same period, Federal Home Loan Bank borrowings declined $52.3 million, or 22.2%, to $183.4 million on March 31, 2007 due primarily to the growth in deposits and lower loan volume.

Stockholders' equity totaled $99.6 million on March 31, 2007, an increase of $1.1 million, or 1.1%, from $98.5 million on December 31, 2006. The increase was primarily attributable to net income for the period and stock benefit plan activity, partially offset by the March 28, 2007 declaration of a quarterly cash dividend of $0.06 per common share, which is payable on April 27, 2007 to stockholders of record on April 13, 2007.

Net interest income declined $936,000 or 14.7%, for the three months ended March 31, 2007, to $5.4 million, from $6.4 million for the same period last year. The year-over-year decline was the result of margin compression stemming from the flat to inverted yield curve, increased funding costs and a slowdown in asset growth. Compared to the fourth quarter of 2006, net interest income increased $3,000. The net interest margin for the first quarter of 2007 increased to 2.37%, from 2.34% for the fourth quarter of 2006, but was down 36 basis points from the 2.73% for the first quarter of 2006.

Other income increased $143,000, or 16.3%, for the three months ended March 31, 2007, to $1,019,000, from $876,000 for the same period last year. The change was primarily due to an increase in income from bank-owned life insurance.

Other expenses declined $83,000, or 1.6%, for the three months ended March 31, 2007, to $5.1 million, from $5.2 million for the same period last year. The decrease was primarily attributable to reduced spending, as the Company remains focused on controlling costs.

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About Synergy Financial Group, Inc.
Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth and Union counties in New Jersey.

Forward-Looking Statements
This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             (Dollars in thousands)
                                   (Unaudited)

                                                              March 31,   December 31,
                                                                 2007         2006
                                                              ---------    ---------
Assets:
Cash and amounts due from banks                               $   5,676    $   5,673
Interest-bearing deposits with banks                              5,348        4,458
                                                              ---------    ---------
Cash and cash equivalents                                        11,024       10,131
Investment securities available-for-sale, at fair value          63,615       68,417
Investment securities held-to-maturity (fair
   value of $73,310 and $76,263, respectively)                   74,737       77,917
Federal Home Loan Bank of New York stock, at cost                 9,629       11,981
Loans receivable, net                                           754,467      765,001
Accrued interest receivable                                       3,882        3,848
Property and equipment, net                                      20,602       20,106
Cash surrender value of bank-owned life insurance                22,043       21,816
Other assets                                                      6,541        7,109
                                                              ---------    ---------
     Total assets                                             $ 966,540    $ 986,326
                                                              =========    =========

Liabilities:
Deposits                                                      $ 677,687    $ 645,816
Other borrowed funds                                            183,400      235,675
Advance payments by borrowers for taxes and insurance             2,694        2,701
Accrued interest payable on advances                                608          651
Other liabilities                                                 2,542        2,983
                                                              ---------    ---------
     Total liabilities                                          866,931      887,826
                                                              ---------    ---------
Stockholders' equity:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                          -            -
Common stock; $.10 par value, 20,000,000 shares authorized;
   Issued - 12,509,636 in 2007 and 2006
   Outstanding - 11,382,143 in 2007 and 2006                      1,251        1,251
Additional paid-in-capital                                       85,938       85,381
Retained earnings                                                34,784       34,582
Unearned ESOP shares                                             (4,430)      (4,600)
Treasury stock acquired for the RSP, at cost;
   266,223 in 2007 and 271,613 in 2006                           (3,024)      (3,086)
Treasury stock, at cost; 1,127,493 in 2007 and 2006             (14,125)     (14,125)
Accumulated other comprehensive loss, net                          (785)        (903)
                                                              ---------    ---------
     Total stockholders' equity                                  99,609       98,500
                                                              ---------    ---------
     Total liabilities and stockholders' equity               $ 966,540    $ 986,326
                                                              =========    =========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                              Three Months Ended
                                                                    March 31,
                                                              ------------------
                                                                 2007      2006
                                                               -------   -------
Interest income:
   Loans, including fees                                       $12,455   $11,340
   Investment securities                                         1,452     1,763
   Other                                                           223       173
                                                               -------   -------
     Total interest income                                      14,130    13,276
                                                               -------   -------
Interest expense:
   Deposits                                                      6,215     4,357
   Other borrowed funds                                          2,474     2,542
                                                               -------   -------
     Total interest expense                                      8,689     6,899
                                                               -------   -------
     Net interest income before provision for loan losses        5,441     6,377
Provision for loan losses                                           56       416
                                                               -------   -------
     Net interest income after provision for loan losses         5,385     5,961
                                                               -------   -------
Other income:
   Service charges and other fees on deposit accounts              507       494
   Commissions                                                     226       230
   Other                                                           286       152
                                                               -------   -------
     Total other income                                          1,019       876
                                                               -------   -------
Other expenses:
   Salaries and employee benefits                                3,176     3,077
   Premises and equipment                                          630       662
   Occupancy                                                       616       562
   Professional services                                           204       197
   Advertising                                                      45       114
   Other operating                                                 412       554
                                                               -------   -------
     Total other expenses                                        5,083     5,166
                                                               -------   -------
     Income before income tax expense                            1,321     1,671
Income tax expense                                                 480       622
                                                               -------   -------
     Net income                                                $   841   $ 1,049
                                                               =======   =======

Per share of common stock:
   Basic earnings per share                                    $  0.08   $  0.10
   Diluted earnings per share                                  $  0.08   $  0.10
   Basic weighted average shares outstanding                    10,481    10,358
   Diluted weighted average shares outstanding                  10,910    10,671


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